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                                                                EXHIBIT 10(5)(b)

                                     AMENDMENT TO
                PROMUS HOTEL CORPORATION SAVINGS AND RETIREMENT PLAN B

                                 DATED MARCH 11, 1996

WHEREAS, Promus Hotel Corporation (the "Company"), a Delaware corporation, finds it necessary to amend the Promus Hotel Corporation Savings and Retirement Plan B (the "Plan") in order to clarify the meaning intended to be ascribed to certain provisions of the Plan pursuant to Section 11.1 of the Plan, the Plan is hereby amended, effective January 1, 1996 as follows.

    1.   Section 12.12 is amended to read as follows:

         12.12 RESTORATIVE PAYMENTS. In the event of a breach of fiduciary duty or an administrative error that results in a loss to the Accounts of any Participants, the Plan may accept a restorative payment from any individual or entity responsible (either directly or through the actions its agent or designee) for such breach or error, or any insurer thereof, in an amount equal to the principal amount of such loss and any earnings thereon, as determined by the Plan Administrator or the Trustees, or any lesser amount which the Plan is able to recover from such individual, entity or insurer. Any such restorative payment shall not be subject to the allocation provisions of Article IV but instead shall be allocated to the Account of each Participant affected by such loss in an amount equal to the portion of such loss incurred by such Participant and any earnings thereon, as determined by the Plan Administrator or the Trustees; provided, however, that if the amount of any restorative payment made pursuant to this Section 12.12 is less than the amount of the total loss incurred by the Accounts of each of the affected Participants and the earnings thereon, if any, such restorative payment shall be allocated to the Account of each such Participant in an amount determined by multiplying such payment by the ratio which the loss suffered by such Participant bears to the loss of all of the affected Participants. In addition, the Plan Administrator or the Trustees, in their discretion, shall take any and all additional actions which it or they deem necessary or appropriate to remedy any breach or error which gives rise to a restorative payment under this Section 12.12. Any restorative payment made pursuant to this Section 12.12 shall not be a contribution to the Plan for purposes of Code Sections 401(a)(4), 404, 415 and 4972.

    Executed this 11th day of March, 1996.



                             /s/ Raymond E. Schultz
                             ------------------------------
                             Raymond E. Schultz
                             Chief Executive Officer